Exhibit 10.1 CONFIDENTIAL August 7, 2018 Gerard Cuddy 353 Thornbrook Avenue Bryn Mawr, PA 19010 gcuddy@thebeneficial.com Dear Gerry: As you are aware, Beneficial Bancorp, Inc. (“Beneficial”), is entering into a merger agreement with WSFS Financial Corporation, pursuant to which WSFS Financial Corporation will acquire Beneficial and its wholly-owned subsidiary, Beneficial Bank (the “Transaction”). Following the closing of the Transaction (the “Closing Date”), Beneficial’s operations, including the operations of Beneficial Bank, will be merged with those of WSFS Financial Corporation and Wilmington Savings Fund Society, FSB (collectively, “WSFS”). References to “Beneficial” in this letter refer to Beneficial or any affiliate of Beneficial (including Beneficial Bank). In anticipation of the Transaction, you and WSFS have agreed that effective as of the Closing Date, you shall be designated to serve as a member of the boards of directors of WSFS and WSFS Bank (collectively the “WSFS Boards”) and that the relationship between you and WSFS shall be governed by the terms and conditions of this letter agreement (this “Letter”). Importantly, your designation to serve as a member of the WSFS Boards, and the terms and conditions of this Letter, are contingent on the closing of the Transaction and your continued employment with Beneficial through the Closing Date, with your termination from employment effective as of the Closing. 1. Term; Positions. a. Agreement Term. Except as otherwise set forth below, the terms and conditions contained in this Letter shall be effective during the Agreement Term. “Agreement Term” shall be the period beginning on the Closing Date and ending on the thirty-six month anniversary of the Closing Date. b. Directorship. You shall be designated to serve as a member of the WSFS Boards and have the title of Vice Chairman of WSFS Bank. As a member of the WSFS Boards, you shall devote such time and efforts as is consistent with the requirements and expectations of WSFS for members of the WSFS Boards generally. Your position on the WSFS Boards shall terminate upon your cessation of service on the WSFS Boards as a result of resignation, removal or otherwise. For the avoidance of doubt, nothing in this Letter, including the length of the Agreement Term, is intended to limit, restrict, modify or otherwise affect the rights of the stockholders and directors, as applicable, to appoint, elect or remove directors in accordance with the terms of the certificate of incorporation or by-laws of WSFS.

2. Payments and Benefits. a. Board Fees. During the period that you serve as a member of the WSFS Boards, WSFS shall pay to you such fees as are generally paid to other members of the WSFS Boards. b. Restrictive Covenant Consideration. In consideration for your agreements and undertakings in Section 3 of this Letter, WSFS shall pay you $1,325,000 (the “Restrictive Covenant Consideration”) in a lump sum within thirty days following the Closing Date. c. Reimbursements. WSFS shall reimburse you for reasonable and customary out-of-pocket expenses incurred by you in connection with the performance of services pursuant to this Letter in accordance with WSFS’s standard reimbursement policies applicable to members of the WSFS Boards. d. Perquisites. WSFS shall pay all membership dues and fees relating to your membership in the Merion Cricket Club during the Agreement Term. e. Change in Control Severance. Your employment will terminate effective as of the Closing. You shall be entitled to $3,440,389 as change in control severance (the “Change in Control Severance”), payable on the first business day of the seventh month after the month in which your employment terminates; provided, however, that if you are not a “specified employee” within the meaning of Section 409A (“Section 409A”) of the Internal Revenue Code (the “Code”) on the date your employment terminates, the Change in Control Severance shall be payable within five business days following your termination of employment. 3. Restrictive Covenants. a. Non-Competition and Non-Solicitation. You agree that during the Restricted Period (as defined below) you shall not “Compete” with WSFS or its affiliates anywhere within fifty miles of Philadelphia, Pennsylvania or Wilmington, Delaware. For the purpose of this paragraph 3(a), “Compete” means to (i) engage in or actively prepare to engage in the business of commercial or consumer banking in any capacity which involves duties and responsibilities similar to those you have undertaken for WSFS or Beneficial or their affiliates, (ii) render services provided by WSFS and/or Beneficial as of the date of this Letter to, or with respect to such services, solicit, any client of WSFS or Beneficial (including their subsidiaries or affiliates) for whom you performed services on behalf of, or (iii) render services provided by WSFS and/or Beneficial as of the date of this Letter to, or with respect to such services, solicit, any potential client of WSFS or its affiliates with whom you had contact on behalf of WSFS or Beneficial (including their subsidiaries or affiliates). You further agree that during the Restricted Period, you shall not solicit, attempt to solicit, hire or participate in the recruitment of any employee of WSFS or its affiliates. This restriction in the preceding sentence shall only apply to anyone who is then or within the preceding six months was an employee of WSFS, Beneficial or their affiliates. b. Non-Disclosure of Confidential Information. You covenant and agree that the Confidential Information (as defined below) is a valuable, special, and unique asset of Beneficial 2 and WSFS. You will use Confidential Information solely for purposes of performing your duties for WSFS, and you will return any and all Confidential Information in your possession upon the request of WSFS at any time. You further agree that you will not use or disclose to others any Confidential Information, except as authorized in writing by WSFS. You further agree that WSFS owns the Confidential Information and that you have no rights, title, or interest in any of the Confidential Information. You further agree that your confidentiality obligations described herein shall continue for so long as the Confidential Information remains confidential and shall not apply to any information that becomes generally known to the public through no fault or action of your own. Notwithstanding this paragraph 3(b), nothing in this Letter shall prohibit you from reporting possible violations of law to a governmental agency or entity or require you to seek authorization or notify WSFS if you makes such reports. You are hereby advised that you may be entitled to immunity from liability for certain disclosures of trade secrets under the Defend Trade Secrets Act, 18 U.S.C. § 1833(b). The provisions of this paragraph 3(b) shall survive the expiration or termination of the Agreement Term for any reason. c. Acknowledgments. By signing this Letter, you acknowledge and agree that the restrictions contained in this paragraph 3 are no broader than are necessary to protect WSFS’s legitimate business interests, are reasonable in both scope and duration, and do not unduly restrict your ability to pursue your chosen livelihood. You further acknowledge (i) that WSFS would not have entered into the merger agreement, (ii) that WSFS would not have agreed to this offer to designate you as a member of the WSFS Boards and the other terms and conditions in this Letter, including the provision of the Restrictive Covenant Consideration, and (iii) that WSFS would not have agreed to provide you with access to Confidential Information, if you did not agree to the provisions of this paragraph 3. Additionally, you acknowledge that you will receive certain benefits in connection with the Transaction, including payments in respect of the Beneficial equity you hold and the Change in Control Severance. d. Reformation and Enforceability. It is the intention of the parties that if any of the restrictions set forth in this paragraph 3 are found by a court of competent jurisdiction to be overly broad, unreasonable, or otherwise unenforceable then these restrictions shall be modified and enforced to the greatest extent that the court deems permissible. Each of the obligations in this paragraph 3 are independent, separable and enforceable independent of each other. e. Definitions. For the purposes of this Letter, including this paragraph 3: i. “Confidential Information” shall mean any and all trade secrets, confidential and proprietary information, and all other information and data of WSFS (inclusive of predecessor companies that have been acquired by WSFS) that is generally unknown to third persons who could derive economic value from its use or disclosure including, but not limited to, non-public customer information, including customer lists, customer requirements, customer needs, customer purchasing histories, and customer sales trends; product and services cost pricing and varying supplies and vendor information including costs, discount and rebate 3 programs, and logistics information; and operational, financial, and marketing information propriety to or held confidential by WSFS. Confidential Information may be contained in writing or in any other tangible medium of expression, including work product created by you in rendering services for WSFS; provided, however, that the term “Confidential Information” does not include any information that (1) is now in or subsequently enters the public domain through means other than direct or indirect disclosure by any party hereto other than in violation of the terms of this Letter or (2) is lawfully communicated to you by a third party, free of any confidential obligation, subsequent to the time of communication thereof by, through or on behalf of WSFS. ii. Restricted Period: “Restricted Period” shall mean the period beginning on the Closing Date and ending at the expiration of the Agreement Term, regardless of when your service as a director ends. 4. Contingent on Closing. As noted above, payment of the Change in Control Severance and Restrictive Covenant Consideration and all other terms and conditions contained in this Letter are contingent on the closing of the Transaction as contemplated by the merger agreement and your continued employment with Beneficial through the Closing Date. In the event that the closing of the Transaction does not occur for any reason, including the termination of the merger agreement in accordance with its terms, this Letter will be null and void. 5. Return of Property. Upon the termination of your service to WSFS and prior to your departure from WSFS, you agree to (i) submit to an exit interview for purposes of reviewing this Letter, (ii) surrender to WSFS all proprietary or Confidential Information and articles and property that belong to WSFS, and (iii) execute such documentation as is required by WSFS to evidence the foregoing. 6. Taxes and Withholding. a. Withholding. All amounts payable hereunder will be subject to applicable taxes and withholding where required by law. Regardless of the amount withheld, you are solely responsible for paying all required taxes (other than WSFS’s share of employment taxes) on all payments made. b. Section 409A. It is intended that all payments described in this Letter comply with, or are exempt from, Section 409A; provided, however, that nothing herein shall be interpreted to transfer liability for any tax (including any due as a result of a violation of Section 409A) from you to WSFS or any other person or entity. This Letter shall be interpreted and administered to maximize the exemptions from Section 409A and, to the extent this Letter provides for deferred compensation subject to Section 409A, to comply with Section 409A. To the extent necessary to comply with Section 409A, in no event may you, directly or indirectly, designate the taxable year of payment. To the extent that any payment of or reimbursement by WSFS to you of eligible expenses under this Letter constitutes a “deferral of compensation” 4 within the meaning of Section 409A (a “Reimbursement”) (i) you must request the Reimbursement (with substantiation of the expense incurred) no later than 90 days following the date on which you incur the corresponding eligible expense; (ii) subject to any shorter time period provided in any WSFS expense reimbursement policy or specifically provided otherwise in this Letter, WSFS shall make the Reimbursement to you on or before the last day of the calendar year following the calendar year in which you incurred the eligible expense; (iii) your right to Reimbursement shall not be subject to liquidation or exchange for another benefit; and (iv) the amount eligible for Reimbursement in one calendar year shall not affect the amount eligible for Reimbursement in any other calendar year. You are encouraged to obtain your own tax advice regarding your compensation from WSFS. You agree that WSFS does not have a duty to design its compensation policies in a manner that minimizes your tax liabilities, and you will not make any claim against WSFS or any of its affiliates related to tax liabilities arising from your compensation. c. Section 280G. If any benefits payable to you by Beneficial or WSFS (i) are “parachute payments” within the meaning of Section 280G of the Code, and (ii) but for this paragraph 6(c), would be subject to the “golden parachute” excise tax imposed by Code Section 4999, then the benefits payable to you pursuant to this Letter will be reduced to a level that will result in no tax under Code Section 4999 unless it would be better economically for you to receive all of the benefits and pay the excise tax. Any determination required under this paragraph 6(c) will be made in by an independent professional services firm chosen and paid for by WSFS. Before and after the Closing Date, you agree to reasonably negotiate in good faith with WSFS to implement measures to minimize any payments or benefits from being characterized as “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code. 7. Miscellaneous Provisions a. Entire Agreement. This Letter constitutes the entire agreement between the parties and supersedes all prior agreements and understandings relating to the subject matter of this Letter, including any agreement between you and Beneficial, WSFS, or any of their respective subsidiaries, whether written or oral, including your employment agreement with Beneficial, and you hereby agree and acknowledge that your prior employment agreement (and any other agreements with Beneficial regarding your compensation or the terms and conditions of your employment) are terminated as of the Closing Date; the foregoing does not apply to Beneficial equity grants or vested Beneficial equity rights, which shall each be treated in accordance with the provisions of the merger agreement. This Letter sets forth the entire understanding of the parties as to the subject matter contained herein. Your position as a member of the WSFS Boards shall be subject to the policies and governing documents of the WSFS Boards, including the WSFS certificate of incorporation and the by-laws of WSFS. b. Governing Law; Dispute Resolution; Remedies. This Letter shall be governed by and construed in accordance with the laws of Delaware (without regard to conflict of laws principles), and any dispute pertaining to or arising out of this Letter shall be brought only in the state or federal courts located within Delaware. By signing this Letter you irrevocably consent to 5 the personal jurisdiction of the state and federal courts located within Delaware. You agree that any breach or threatened breach of your obligations in paragraph 3 will cause WSFS substantial and irrevocable damage for which it would have no adequate remedy at law and you therefore agree that WSFS will be entitled to injunctive relief in the event of any such breach or threatened breach, without the necessity of showing actual damages or that monetary damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. Each right, obligation and remedy set forth in this Letter shall be cumulative and in addition to the other rights, obligations and remedies set forth herein or under other agreements, at law or in equity. c. Counterparts. This Letter may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. d. Assignment. The provisions of this Letter shall bind and inure to the benefit of WSFS and its successors and assigns. You may not assign this Letter. e. Amendment and Waiver. No failure or delay on the part of you or WSFS in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any amendment, supplement or modification of or to any provision of this Letter and any waiver of any provision of this Letter shall be effective (i) only if it is made or given in writing and signed by each party hereto or, in the case of a waiver, by the party granting the waiver and (ii) only in the specific instance and for the specific purpose for which made or given. f. Severability. If any provision of this Letter is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Letter shall not be affected or impaired in any way. g. Construction. You and WSFS agree that you each have been represented by counsel during the negotiation and execution of this letter and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. The headings in this Letter are only for convenience and are not intended to affect construction or interpretation. The words “include,” “includes” and “including,” when used in this Letter, will be deemed to be followed by the phrase “but not limited to”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Letter shall refer to this Letter as a whole and not to any particular provision of this Letter. [Remainder of the Page Left Blank] 6

We hope you will indicate your acceptance of the terms of this Letter set forth above by signing and dating in the spaces indicated below. Sincerely, /s/ Mark A. Turner Mark A. Turner Chairman, President and Chief Executive Officer WSFS Financial Corporation /s/ Mark A. Turner Mark A. Turner Chairman, President and Chief Executive Officer Wilmington Savings Fund Society, FSB I acknowledge that I have read, understand and agree to the terms and conditions of this Letter: GERARD CUDDY 8/7/2018 /s/ Gerard Cuddy Date Signature